Exhibit 10.26



Amendment of United Waste Systems, Inc. 1992 Stock Option Plan
(the "Plan")

     In order to reflect (i) a 2-for-1 stock split effected in 1996 and (ii) resolutions relating to the Plan duly adopted by the stockholders of United Waste Systems, Inc. (the "Company") at the Company's 1996 Annual Meeting of Stockholders, the first sentence of Section 2 of the Plan is amended to read as follows:

          The aggregate number of shares of Common Stock which may be subject to Options shall not exceed 5,900,000.